Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Enanta Pharmaceuticals, Inc. (the “Company”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended September 30, 2024 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Enanta.

Dated: November 27, 2024

/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D.
Chief Executive Officer

Dated: November 27, 2024

/s/ Paul J. Mellett
Paul J. Mellett
Chief Financial and Administrative Officer